                                                                      EXHIBIT 23
                                                                      ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


The Board of Directors
D&N Financial Corporation
400 Quincy Street
Hancock, MI   49930


Gentlemen:

We consent to the incorporation by reference in the Registration Statement of D&N Financial Corporation on Form S-8 (Registration No. 33-94076) of our report dated January 21, 1999 on our audits of the financial statements of D&N Financial Corporation and Subsidiary as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K of D&N Financial Corporation for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
Detroit, Michigan


March 16, 1999

                                     -107-